UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         October 11, 2004

IMMUNICON CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-50677	23-2269490
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 Masons Mill Rd., Suite 100, Huntingdon Valley, Pennsylvania		19006
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code:              (215) 830-0777

Not applicable.

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 11, 2004, Immunicon Corporation (“Immunicon”) entered into a severance and change of control agreement with Byron D. Hewett, the newly appointed Chief Operating Officer and General Manager, Cancer Products of Immunicon, effective upon the commencement of his employment on October 25, 2004.  A brief description of the terms and conditions of this agreement and certain non-competition, non-solicitation and confidentiality obligations that Hewett will also become subject to as a condition of his employment with Immunicon are contained in Item 5.02 of this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)  On October 12, 2004, Immunicon issued a press release announcing that its Board of Directors appointed Byron D. Hewett to the newly created position of Chief Operating Officer (COO) and General Manager, Cancer Products on October 11, 2004

Hewett, age 49, brings more than 20 years’ experience in healthcare and life science general management, strategy formulation, business development, and sales and marketing with firms including Qiagen, Inc., Bayer Diagnostics, Chiron Diagnostics, Metrika Inc., Biocircuits Corporation, Stericycle, Inc., and Abbott Laboratories. Prior to joining Immunicon, Hewett served most recently from April 2002 until June 2004 as senior vice president of sales and marketing and general manager, North American commercial operations at Qiagen, Inc. where he led commercial North American operations with a staff of 250.  Management responsibilities included oversight of sales, marketing, finance, human resources, IT, training, and field, customer and technical service for both the US and Canada.  Prior to Qiagen, Hewett was vice president of worldwide marketing for the laboratory testing segment for Bayer (previously Chiron) Diagnostics from June 2000 to March 2002, responsible for strategy and marketing of Bayer’s global immunochemistry, hematology, clinical chemistry, high volume urine chemistry, laboratory automation, and information and consulting businesses.  He had previously served as president of the U.S. commercial operations unit for Bayer from January 1998 to December 1998 and later as a vice president within the U.S. branch of the laboratory testing segment and nucleic acid diagnostics business from June 1999 to May 2000.  Hewett began his career in 1978 in healthcare diagnostics with Abbott Laboratories where he stayed until 1991, advancing to the position of business unit manager in Abbott’s therapeutic drug monitoring and transport diagnostics business. Hewett received a Masters in Management degree from Northwestern University’s J.L. Kellogg Graduate School of Management and a Bachelors of Science degree from the University of Virginia’s McIntire School of Commerce.

Pursuant to the terms of his employment, Hewett will be entitled to a base salary of $275,000 per annum with a bonus payment for 2004 of $50,000.  In addition, upon the commencement of his employment, Hewett will receive a stock option for 250,000 shares of Immunicon common stock over a four year vesting period with the exercise price set at the closing price for Immunicon shares of common stock on the Nasdaq National Market on the date of commencement of Hewett’s employment.

In connection with his employment, Immunicon entered into a severance and change of control agreement with Byron D. Hewett on October 11, 2004, effective upon the commencement of his employment on October 25, 2004.  Under this agreement, if Immunicon experiences a change in control, or Hewett terminates his employment for good reason or is terminated by Immunicon under any circumstance other than for cause, disability or death then, notwithstanding the terms and conditions of Hewett’s stock option agreement, all restrictions on the sale or transfer of shares of Immunicon’s stock will be removed to the extent law permits and all unvested stock options granted to Hewett will immediately vest. In addition, under this agreement, Hewett will receive a severance package equal to 12 months of his base salary at the time of termination, and his benefits under Immunicon’s benefit plans existing and applicable to Hewett at the time of his termination may be continued for this 12 month severance period.

In general terms, a change of control under this agreement occurs: (a) if a person, entity or affiliated group (with certain exceptions) acquires more than 50% of Immunicon’s then outstanding voting securities, unless the holders of Immunicon’s voting shares immediately prior to the acquisition beneficially own more than 50% of the combined voting power of the securities in the resulting entity or its parent; (b) if Immunicon consummates a merger, reorganization or consolidation, unless the holders of Immunicon’s voting shares immediately prior to the merger, reorganization or consolidation beneficially own more than 50% of the combined voting power of the securities in the merged, reorganized or consolidated entity or its parent; (c) if Immunicon sells or disposes of all or substantially all of its assets; (d) if Immunicon is liquidated or dissolved; or (e) if the individuals who as of March 19, 2003 constitute Immunicon’s Board of Directors (the “Incumbent Directors”) cease to constitute a majority of Immunicon’s Board of Directors for any reason; provided, however, that any director who is elected as a director subsequent to March 19, 2003 and whose election was approved by a majority of the Incumbent Directors who are directors at the time of the election shall be considered an Incumbent Director for purposes of this provision.

This agreement also provides that, to the extent that the severance payments and benefits payable under this agreement would cause Hewett to be liable for excise taxes applicable by reason of Section 4999 of the Internal Revenue Code, Hewett will receive additional “gross up” payments to indemnify Hewett for the effect of the excise taxes.

As a condition to the commencement of his employment with Immunicon, Hewett will also become subject to certain non-competition, non-solicitation and confidentiality obligations, which are conditions to payment of the severance benefits under his severance and change of control agreement described above. These non-competition obligations prohibit Hewett for a period of three years following termination of employment, from engaging in or rendering services to or having any beneficial interest in any business either involving certain technologies related to Immunicon’s technologies or in any way connected with Immunicon’s services or products.

Item 7.01  Regulation FD Disclosure.

On October 12, 2004, Immunicon issued a press release announcing that its Board of Directors appointed Byron D. Hewett to the newly created position of Chief Operating Officer (COO) and General Manager, Cancer Products.  A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

99.1 – Press release dated October 12, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNICON CORPORATION

Date:	October 13, 2004	By:	/s/ JAMES G. MURPHY
		Name:	James G. Murphy
		Title:	Senior Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press release dated October 12, 2004.